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                                                                    EXHIBIT 10.4


                       AMENDMENT TO EMPLOYMENT AGREEMENT

          This Amendment is entered into as of October 14, 1997 to the Employment Agreement (the "Employment Agreement") dated November 1, 1994 between Gothic Energy Corporation, an Oklahoma corporation (formerly TNC Media, Inc., a New Jersey corporation) (the "Company") and Michael Paulk ("Executive").

          WHEREAS, by action of the Compensation Committee of the Board of Directors of the Company, certain amendments to the Employment Agreement were approved and adopted; and

          WHEREAS, the Company and the Executive desire to enter into this Amendment to set forth the amendments as approved and adopted.

          NOW, THEREFORE, in consideration of the mutual covenants herein set forth, the parties hereto agree as follows:

          1. Section 4(a) of the Employment Agreement is amended so as to read in its entirety as follows:

              "(a)"  Base Salary.  The Company shall compensate Executive at the
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              base salary rate of One Hundred Fifty Thousand Dollars ($150,000)
              per annum commencing January 1, 1997, payable in equal installments on the same basis as other senior salaried officers of the Company. Such annual salary may be increased in the future by such amounts and at such times as the Board or the Compensation Committee thereof shall deem appropriate in its sole discretion."


          2. Executive shall be paid a performance bonus of Fifty Thousand Dollars ($50,000) for the year 1996.

          3. Section 8(a) of the Employment Agreement is amended so as to read in its entirety as follows:

              "(a) Duration. The terms of this Agreement shall commence on the date hereof and shall terminate on December 31, 1999, and shall automatically be extended for successive three-year terms thereafter unless earlier terminated as herein provided. The
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              Executive shall have the right to terminate this Agreement at the end of the initial term or any succeeding term on not less than six (6) months prior written notice to the Company (in which event all rights and benefits of Executive hereunder shall cease upon such termination's effective date)."


          4. Section 8(b) of the Employment Agreement is amended so as to read in its entirety as follows:

              "(b)  Termination At Any Time By Company.  This Agreement shall be
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              terminable by the Company at any time for any reason, including death or Disability (as hereinafter defined) of the Executive, upon not less than forty-five (45) days prior written notice to the Executive and all rights and benefits of the Executive hereunder (other than those arising under Section 9 hereof) shall cease, except that the Executive will have the right to receive from the Company (i) a payment of a sum equal to three (3) times his current base salary as set forth herein or as hereafter increased by the Board or Compensation Committee (but not less than the current base salary as set forth herein) within thirty
              (30) days of delivery of the notice of termination or within sixty
              (60) days of the date of death or Disability of the Executive (the "Termination Payment"), (ii) all amounts unpaid hereunder up to and including the date of termination including, without limitation, any pro rata portion of the Executive's salary or bonus remaining unpaid under the full term of this Agreement, and
              (iii) the continuation of all medical insurance provided to the Executive as contemplated by Section 6 hereof for a period of one
              (1) year following the termination date. Notwithstanding the foregoing, if the Company terminated this Agreement "for cause," then no Termination Payment shall be made to the Executive and all rights, benefits and obligations of the Executive under this Agreement, except the Executive's rights under Section 8(b)(ii) and 9 hereof, shall cease. "For cause" shall mean: (i) the Executive's willful and material breach in respect of his duties under this Agreement if such breach continues unremedied for thirty (30) days after written notice thereof from the Board to the Executive specifying the acts constituting the breach and requesting that they be remedied; or (ii)

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              the Executive is convicted or pleads guilty to a felony, during the employment period other than for conduct undertaken in good faith in furtherance of the interests of the Company. "Disability" shall mean that due to illness, accident or other physical or mental incapacity, the Board has in good faith determined that the Executive is unable to substantially perform his usual and customary duties under this Agreement for more than four (4) consecutive months or six (6) months in any calendar year."


          5. In all other respects, the Employment Agreement is ratified, approved, confirmed and adopted as of the date of this Amendment.

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the day and year first above written.



Attest:                                       Gothic Energy Corporation



/s/ Linda Esley                           By: /s/ John Fleming
 -------------------------------             --------------------------------
Linda Esley, Assistant Secretary              John Fleming, Chairman



                                              /s/ Michael Paulk
                                             --------------------------------
                                              Michael Paulk

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